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                                                                    EXHIBIT 21.1


                           SIGNIFICANT SUBSIDIARIES OF
                          WATER PIK TECHNOLOGIES, INC.



FIRST TIER SUBSIDIARIES (DIRECTLY OWNED BY WATER PIK TECHNOLOGIES, INC.):

LAARS, INC.                             DELAWARE       ACTIVE

WATER PIK, INC.                         DELAWARE       ACTIVE

WATER PIK TECHNOLOGIES CANADA, INC.     CANADA         ACTIVE

WATER PIK TECHNOLOGIES
FOREIGN SALES CORPORATION               BARBADOS       ACTIVE


SECOND TIER SUBSIDIARIES (OWNED BY A FIRST TIER SUBSIDIARY OF WATER PIK TECHNOLOGIES, INC.):

JANDY INDUSTRIES, INC.                  CALIFORNIA     ACTIVE

WATERPIK INTERNATIONAL, INC.            DELAWARE       ACTIVE